UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2013 (April 5, 2013)

American Realty Capital Trust V, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-187092	90-0929989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Two Build-to-Suit Dollar General Stores

On April 5, 2013, the board of directors of American Realty Capital Trust V, Inc. (“the “Company”) approved the acquisition of the fee simple interest in two build-to-suit Dollar General stores located in Mission, Texas and Sullivan, Missouri, for an aggregate contract purchase price of approximately $2.2 million, exclusive of closing costs.

The two properties are 100% leased to a subsidiary of Dollar General Corporation (NYSE: “DG”), which guarantees the lease and carries an investment grade credit rating as determined by major credit rating agencies. The seller has no material relationship with the Company and the acquisition will not be an affiliated transaction. The leases are net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.

The Company intends to fund 100% of the acquisition of the properties with cash from its ongoing initial public offering.

The following table provides information about the properties relating to the seller, lease commencement and termination dates, rentable square feet, annualized rental income, rental escalations and renewal options.

Seller	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Rental Income	Rental Escalations	Renewal Options
Unaffiliated Third Party	May 2013	April 2028	18,126	$0.2 million	3% in Year 11	Three Five-Year Options with 10% Rent Increases

Item 8.01. Other Events.

On April 9, 2013, pursuant to authorization from its board of directors, the Company declared a distribution rate which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00452054795 per day, based on a per share price of $25.00. The distributions will begin to accrue upon the earlier to occur of: (i) June 1, 2013; and (ii) 15 days following the Company’s initial property acquisition. The distributions will be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.

Item 9.01. Financial Statements

(a) Financial Statements of Business Acquired (Lessees)

Set forth in this Item 9.01(a) are summary financial statements of Dollar General Corporation as described under Item 1.01 of this Current Report on Form 8-K.

Dollar General Corporation currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Dollar General Corporation are taken from such filings:

(Amounts in Thousands)	Fiscal Year Ended
	February 1, 2013 (Audited)	February 3, 2012 (Audited)	January 28, 2011 (Audited)
Consolidated Condensed Statements of Income
Net sales	$16,022,128	$14,807,188	$13,035,000
Operating profit	1,655,276	1,490,804	1,274,065
Net income	952,662	766,685	627,857
Consolidated Condensed Balance Sheets
Total assets	10,367,682	9,688,520	9,546,222
Long-term obligations	2,771,336	2,617,891	3,287,070
Total liabilities	5,382,352	5,013,938	5,491,743
Total shareholders’ equity	4,985,330	4,674,582	4,054,479

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST V, INC.

Date: April 10, 2013	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch Chief Executive Officer and Chairman of the Board of Directors